Exhibit 99.2

                             Joint Filer Information
                             -----------------------


Name of Joint Filer:                        Tontine Capital Partners, L.P.

Address of Joint Filer:                     55 Railroad Avenue, 1st Floor
                                            Greenwich, CT  06830

Relationship of Joint Filer
to Issuer:                                  10% Owner

Designated Filer:                           Jeffrey L. Gendell

Issuer & Ticker Symbol:                     Exide Technologies (XIDE)

Date of Event Requiring Statement:          October 5, 2007



SIGNATURE:

Tontine Capital Partners, L.P.

By: Tontine Capital Management, L.L.C., its general partner

By: /s/ Jeffrey L. Gendell
    ---------------------------------------
Name: Jeffrey L. Gendell
Title: Managing Member


October 9, 2007
---------------
Date

                             Joint Filer Information
                             -----------------------


Name of Joint Filer:                        Tontine Capital Management, L.L.C.

Address of Joint Filer:                     55 Railroad Avenue, 1st Floor
                                            Greenwich, CT  06830

Relationship of Joint Filer
to Issuer:                                  10% Owner

Designated Filer:                           Jeffrey L. Gendell

Issuer & Ticker Symbol:                     Exide Technologies (XIDE)

Date of Event Requiring Statement:          October 5, 2007



SIGNATURE:

Tontine Capital Management, L.L.C.

By: /s/ Jeffrey L. Gendell
    ---------------------------------------
Name: Jeffrey L. Gendell
Title: Managing Member


October 9, 2007
---------------
Date